UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 23, 2015

WEST BANCORPORATION, INC.
(Exact name of registrant as specified in its charter)

Iowa	0-49677	42-1230603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 22nd Street, West Des Moines, Iowa 50266
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 515-222-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
West Bancorporation, Inc.'s (the “Company's”) Annual Meeting of Shareholders was held on April 23, 2015 (the "Annual Meeting"). The record date for determination of shareholders entitled to vote at the Annual Meeting was February 19, 2015. There were 16,018,734 shares of common stock outstanding as of that date, each such share being entitled to one vote. At the Annual Meeting the holders of 13,926,675 shares, or approximately 86.9 percent of the outstanding shares, were represented in person or by proxy, which constituted a quorum for the Annual Meeting. The following proposals were voted on at the Annual Meeting:

Proposal 1 - Election of Directors

Fourteen directors were elected to serve for a one year term or until their successors are elected and qualified. The following results were reported at the Annual Meeting.

	For	Withheld	Broker Non-Votes
Frank W. Berlin	10,603,571	145,106	3,177,998
Thomas A. Carlstrom	10,608,991	139,686	3,177,998
Joyce A. Chapman	10,599,768	148,909	3,177,998
Steven K. Gaer	10,584,751	163,926	3,177,998
Michael J. Gerdin	10,609,668	139,009	3,177,998
Kaye R. Lozier	10,600,155	148,522	3,177,998
Sean P. McMurray	10,622,619	126,058	3,177,998
David R. Milligan	10,622,086	126,591	3,177,998
George D. Milligan	10,623,245	125,432	3,177,998
David D. Nelson	10,624,022	124,655	3,177,998
James W. Noyce	10,621,836	126,841	3,177,998
Robert G. Pulver	10,607,948	140,729	3,177,998
Lou Ann Sandburg	10,615,100	133,577	3,177,998
Philip Jason Worth	10,594,411	154,266	3,177,998

Proposal 2 - Approve, on a non-binding basis, the 2014 executive compensation disclosed in the Company's definitive proxy statement, which was filed on March 5, 2015.

The vote to approve the above proposal was as follows:

	For	Against	Abstain	Broker Non-Votes
Approval of 2014 executive compensation	10,072,759	443,176	232,740	3,178,000

Proposal 3 - Ratify the appointment of McGladrey LLP as our independent registered public accounting firm for the year ended December 31, 2015.

The vote to ratify the above proposal was as follows:

	For	Against	Abstain	Broker Non-Votes
McGladrey LLP	13,853,849	51,859	20,967	—

Certain statements in this report, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this report. These forward-looking statements are generally identified by the words “believes,” “expects,” “intends,” “anticipates,” “projects,” “future,” “may,” “should,” “will,” “strategy,” “plan,” “opportunity,” “will be,” “will likely result,” “will continue,” or similar references, or references to estimates, predictions or future events.  Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties.  Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: interest rate risk; competitive pressures; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company's loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; actions of bank and nonbank competitors; changes in local and national economic conditions; changes in regulatory requirements, limitations and costs; changes in customers' acceptance of the Company's products and services; cyber-attacks; and any other risks described in the “Risk Factors” sections of other reports made by the Company. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

West Bancorporation, Inc.

April 27, 2015	By:	/s/ Douglas R. Gulling
Name: Douglas R. Gulling
Title: Executive Vice President, Treasurer and Chief Financial Officer